Exhibit 99.1

FLEET STATUS REPORT AS OF JANUARY 6, 2010

						Dayrate	Estimated[1]
Rig Name	Former Name	Rig Type	Location	Status	Client	($US)	Days	Completion	Comments
U.S. CONTRACTED
SEAHAWK 2600	Pride Alaska	250'MC	US GOM	Contracted	Walter Oil & Gas	$33,200	5	11-Jan-2010
SEAHAWK 2601	Pride Kansas	250'MC	US GOM	Contracted	Castex	$36,200	20	26-Jan-2010
				Contracted	Walter Oil & Gas	$36,200	90	27-Apr-2010
SEAHAWK 2602	Pride Missouri	250'MC	US GOM	Contracted	EPL	$33,200	1	7-Jan-2010
				Contracted	Arena Offshore	$35,000	90	8-Apr-2010	90-day term + one 60-day option term at $35,000/day
SEAHAWK 2504	Pride Michigan	250'MS	US GOM	Contracted	Mariner	$32,000	80	5-Apr-2010	Contract to commence +/— 15-Jan-2010
SEAHAWK 2007	Pride New Mexico	200'MC	US GOM	Contracted	Arena Offshore	$32,000	28	3-Feb-2010	Second option exercised
				Contracted	Mariner	$32,000	30	6-Mar-2010
MEXICO
SEAHAWK 3000	Pride Texas	300'MC	Mexico	Contracted	Pemex	$56,000	34	6-Feb-2010	37-day extension
SEAHAWK 2505	Pride Oklahoma	250'MS	Mexico	Available					Preparing for demobilization to the US GOM
U.S. AVAILABLE
SEAHAWK 2501	Pride California	250'MS	US GOM	Available
SEAHAWK 2001	Pride Arkansas	200'MC	US GOM	Available
SEAHAWK 2004	Pride Mississippi	200'MC	US GOM	Available			33	8-Feb-2010	Undergoing shipyard repair in preparation for tender opportunities
U.S. COLD STACKED
SEAHAWK 2502	Pride Georgia	250'MS	US GOM	Cold Stacked
SEAHAWK 2500	Pride Arizona	250'MS	US GOM	Cold Stacked
SEAHAWK 2006	Pride Nevada	200'MC	US GOM	Cold Stacked
SEAHAWK 2003	Pride Florida	200'MC	US GOM	Cold Stacked
SEAHAWK 2005	Pride Nebraska	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	Pride Louisiana	250'MS	US GOM	Cold Stacked
SEAHAWK 2008	Pride South Carolina	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	Pride Alabama	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	Pride Colorado	200'MC	US GOM	Cold Stacked
SEAHAWK 800	Pride Utah	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

1The number of days to complete the program are estimated for U.S. well-to-well contracts and contract extensions in Mexico. The actual number of days contracted may vary from this estimate.